As filed with the Securities and Exchange Commission on October 12, 1999

                                                      Registration No. 333-35701

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          DENDRITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                   New Jersey
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2786386
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

           1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Dendrite International, Inc. 1997 Stock Incentive Plan, as amended
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                           Christopher J. French, Esq.
                  Vice President, General Counsel and Secretary
                          Dendrite International, Inc.
                            1200 Mount Kemble Avenue
                        Morristown, New Jersey 07960-6797
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (973) 425-1200
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                             William J. Thomas, Esq.
                   Buchanan Ingersoll Professional Corporation
                              500 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

---------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                   Proposed         Proposed
                                                  Amount           Maximum           Maximum        Amount Of
             Title Of Securities                   To Be        Offering Price      Aggregate      Registration
              To Be Registered                Registered(1)(2)     Per Share      Offering Price        Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share:
  Issuable pursuant to options to be granted
  under the 1997 Stock Incentive Plan, as
  amended....................................     700,800          $29.50(3)       $20,673,600(3)    $ 5,788.61
  Issued pursuant to options previously
  granted under the 1997 Stock Incentive
  Plan, as amended...........................   1,549,200          $16.99(4)       $26,320,908(4)    $ 7,369.85
---------------------------------------------------------------------------------------------------------------
      TOTAL                                     2,250,000                          $46,994,508       $13,158.46
---------------------------------------------------------------------------------------------------------------

     (1) Does not include 3,750,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Stock Incentive Plan, as amended, which were previously registered pursuant to the Registration Statement on Form S-8 filed on September 16, 1997 (Registration No. 333-35701), and as amended on November 10, 1997 and April 21, 1998. The Company paid a filing fee of $4,278 to register such shares.

     (2) The number of shares underlying such options and the price per share of the Registrant's Common Stock reflect the three-for-two forward stock split declared by the Registrant on September 13, 1999, with respect to shareholders of record as of September 23, 1999, and which became effective on the Nasdaq National Market on October 8, 1999.

     (3) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on October 6, 1999.

     (4) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $16.99 per share covering 1,549,200 shares subject to options granted under the 1997 Stock Incentive Plan, as amended.

                                 ---------------

                                EXPLANATORY NOTE

     This post-effective Amendment No. 3 to the Registration Statement on Form S-8, Registration No. 333-35701 (the "Registration Statement"), has been filed by Dendrite International, Inc., a New Jersey corporation (the "Company"), in order to register an additional 2,250,000 shares of Common Stock, on a post-split adjusted basis, issuable upon the exercise of options granted under the 1997 Stock Incentive Plan, as amended (the "1997 Plan"). Pursuant to the Securities Act of 1933, as amended (the "Act"), the Company registers these securities in addition to securities of the same class previously registered on the initial Registration Statement, and Amendment No. 1 and Amendment No. 2 to such Registration Statement, each filed with the Securities and Exchange Commission on September 16, 1997, November 10, 1997 and April 21, 1999, respectively (the "Prior Registration Statements"), relating to the 1997 Plan and, in accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

     Requests for documents which have been incorporated in the Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) of the Act should be directed to Christopher J. French, Esq., Vice President, General Counsel and Secretary, Dendrite International, Inc., 1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797. Telephone requests may be directed to (973) 425-1200.

     In accordance with General Instruction E to Form S-8, the following exhibits are filed herewith:

      Exhibit
      Number                       Description
      ------                       -----------
        5           Opinion of Buchanan Ingersoll Professional Corporation.

       23.1         Consent of Arthur Andersen LLP.

       23.2         Consent of KPMG LLP.

       23.3         Consent  of  Buchanan  Ingersoll  Professional   Corporation
                    (contained in the opinion filed as Exhibit 5).

        24          Power of Attorney (Incorporated by reference to Exhibit 24.1
                    to  the  Company's   Registration   Statement  on  Form  S-8
                    (Registration No. 333-35701)).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Harding, State of New Jersey, on this 12th day of October, 1999.

                                          DENDRITE INTERNATIONAL, INC.

                                      By:  /s/John E. Bailye
                                          --------------------------------
                                          John E. Bailye
                                          Chief Executive Officer, President and
                                          Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                          Title                Date
             ---------                          -----                ----

/s/ John E. Bailye                  Chief Executive Officer,    October 12, 1999
---------------------------
John E. Bailye                      President and Director
                                    (Principal Executive
                                    Officer)

/s/George T. Robson                 Senior Vice President and   October 12, 1999
---------------------------
George T. Robson                    Chief Financial Officer
                                    (Principal Financial
                                    Officer)

*                                   Director                    October 12, 1999
---------------------------
Bernard M. Goldsmith

*                                   Director                    October 12, 1999
---------------------------
Edward J. Kfoury

*                                   Director                    October 12, 1999
---------------------------
Paul A. Margolis

*                                   Director                    October 12, 1999
---------------------------
John H. Martinson

*                                   Director                    October 12, 1999
---------------------------
Terence H. Osborne


* By his signature set forth below, the undersigned attorney-in-fact, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 3 to the Registration Statement on behalf of the persons indicated.

   By: /s/ John E. Bailye
       -----------------------
       John E. Bailye,
       Attorney-in-Fact

                                  EXHIBIT INDEX


     Exhibit
     Number                   Description
     ------                   -----------

        5          Opinion of Buchanan Ingersoll Professional Corporation.

      23.1         Consent of Arthur Andersen LLP.

      23.2         Consent of KPMG LLP.

      23.3         Consent  of  Buchanan  Ingersoll   Professional   Corporation
                   (contained in the opinion filed as Exhibit 5).

       24          Power of Attorney  (Incorporated by reference to Exhibit 24.1
                   to  the   Company's   Registration   Statement  on  Form  S-8
                   (Registration No. 333-35701)).